                                                                   Exhibit 4.2

   COMMON STOCK                                                COMMON STOCK

     NUMBER                [LANDMARK MERGER COMPANY]              SHARES

                            A Delaware Corporation
                                                              SEE REVERSE FOR
                                                            CERTAIN DEFINITIONS

                                                CUSIP
THIS CERTIFIES THAT




IS THE OWNER OF

  FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF

                            [LANDMARK MERGER COMPANY]
                               CERTIFICATE OF STOCK


    IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of the corporate deal to be hereunto affixed.

/s/ Mark Herpich                  [SEAL]          /s/ Patrick L. Alexander
     SECRETARY                                         PRESIDENT


COUNTERSIGNED AND REGISTERED:
  REGISTRAR AND TRANSFER COMPANY
       TRANSFER AGENT AND REGISTRAR

BY:

          AUTHORIZED SIGNATURE

                             [LANDMARK MERGER COMPANY]

     The shares represented by this certificate are issued subject to all of the provisions of the certificate of incorporation and bylaws of [Landmark Merger Company] (the "Corporation"), as from time to time amended (copies of which are on file at the principal executive offices of the Corporation).

     The Corporation's certificate of incorporation also includes a provision the general effect of which is to require the affirmative vote of the holders of two-thirds of the outstanding voting shares of the Corporation to approve certain business combinations (as defined in the certificate of incorporation). However, only the affirmative vote of a majority of the outstanding shares or such vote as is otherwise required by law (rather than the two-thirds voting requirement) is applicable to a particular transaction if it is approved by a majority of the "disinterested directors" (as defined in the certificate of incorporation) or in the case of business combinations with an interest shareholder (as defined in the certificate of incorporation) the transaction satisfies certain minimum price and procedural requirements.

     The Corporation will furnish to any stockholder upon request and without charge a full statement of the powers, designations, preferences and relative, participating, optional or other special rights of such authorized class or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights, to the extent that the same have been fixed, and of the authority of the board of directors to designate the same with respect to other series. Such request may be made to the Corporation or to its transfer agent and registrar.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM -- as tenants in common               KANSAS TRANS MINOR LAW..............Custodian...............
TEN ENT -- as tenants by the entireties                                (Cust)                  (Minor)
JT TEN  -- as joint tenants with right of                        under Kansas Transferors to Minors Law
           survivorship and not as tenants
           in common                               UNIF GIFT MIN ACT...............Custodian..................
                                                                       (Cust)                    (Minor)

                                              Under Uniform Gifts to Minors Act................................
                                                                                       (State)

       Additional abbreviations may also be used though not in the above list.

     For Value Received,_______________________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------------

---------------------------------------

________________________________________________________________________________
   PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________

_________________________________________________________________________ Shares
of the Common Stock represented by the within certificate and do hereby irrevocably constitute and appoint

_______________________________________________________________________ Attorney
to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated________________________________________

                                     X__________________________________________

                                     X__________________________________________
                              NOTICE THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN
                                      EVERY PARTICULAR, WITHOUT ALTERATION,
                                      ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

By__________________________________________________
  [ILLEGIBLE]